Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert A. Mionis, Mandeep Chawla and/or Robert Ellis and each of them, any of whom may act without the joinder of any other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, to execute on his or her behalf, individually and in any capacity, a Registration Statement of Celestica Inc. on Form F-3 for the offer and sale, from time to time, of subordinate voting shares, preference shares, debt securities and/or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities of Celestica Inc. (the “Registration Statement”), any amendments or supplements to the Registration Statement (including any and all post-effective amendments, including post-effective amendments to register additional classes or types of securities), and any and all registration statements, and any amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney on the dates set forth below.

SIGNATURE	TITLE	DATE

	Director, President and Chief Executive Officer	July __, 2020
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	July 23, 2020
Mandeep Chawla	(Principal Financial Officer and principal accounting officer)

/s/ Michael M. Wilson	Chair of the Board and Director	July 29, 2020
Michael M. Wilson

/s/ Robert A. Cascella	Director	August 5, 2020
Robert A. Cascella

/s/ Deepak Chopra	Director	July 29, 2020
Deepak Chopra

/s/ Daniel P. DiMaggio	Director	August 3, 2020
Daniel P. DiMaggio

/s/ Laurette T. Koellner	Director	August 1, 2020
Laurette T. Koellner

/s/ Carol S. Perry	Director	July 29, 2020
Carol S. Perry

/s/ Tawfiq Popatia	Director	July 29, 2020
Tawfiq Popatia

/s/ Eamon J. Ryan	Director	July 29, 2020
Eamon J. Ryan

[Power of Attorney F-3]